                               ADMINISTRATION AGREEMENT


     This Administration Agreement (this "AGREEMENT") is made and entered into to be effective for all purposes as of June 1, 1998, by and between INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE, INC., a Texas corporation ("IRA"), and FIRST COMMAND FINANCIAL CORPORATION, a Texas corporation ("FCFC").

                                       RECITALS

     A. IRA is in the business of, among other things, owning and operating a multi-story office building located at 4100 South Hulen, Fort Worth, Texas (the "BUILDING").

     B. IRA desires to obtain various services necessary in order to operate the Building and certain portions of IRA's business, and IRA has requested FCFC to provide certain of those services needed by IRA.

     C. FCFC is willing to provide certain services to IRA on the terms and conditions set forth in this Agreement.

                                      AGREEMENT

     In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FCFC and IRA hereby agree as follows:

     1. SERVICES. IRA agrees to retain FCFC as an independent contractor, and FCFC agrees to be retained by IRA as an independent contractor, to provide to IRA various services on the terms and conditions set forth in this Agreement.
As such, FCFC shall, for the term of this Agreement, make representatives of FCFC available to IRA to render, and FCFC shall render, the following services (collectively, the "SERVICES") relating to or affecting the operation of IRA's business:

          (a) Manage the Building, including managing the maintenance staff, grounds staff, telephone and security systems for the Building.

          (b) Manage IRA's Personnel Administration Department, including supervision of the employee policies and benefits of IRA as well as administering and managing the printing, graphics, and supplies administration functions of IRA.

     2.   ADMINISTRATION FEE.   In consideration for the Services to be rendered
by FCFC to IRA under this Agreement and all other duties and obligations of FCFC under this Agreement, and as compensation for the Services and all other duties and obligations of FCFC



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under this Agreement, IRA agrees to pay to FCFC an ADMINISTRATION FEE (herein so called) in the amount of $2,080.00 per month. The Administration Fee shall be due and payable in monthly installments in advance on the first day of each calendar month during the term of this Agreement. The Administration Fee shall be payable by IRA to FCFC at the address for FCFC set forth in this Agreement or at such other place as may be designated in writing by FCFC to IRA. If the term of this Agreement commences on other than the first day of a calendar month or ends on other than the last day of a calendar month, the Administration Fee for the partial month shall be prorated on the basis of the number of days during the month for which this Agreement was in effect.
If any payment of the Administration Fee remains unpaid for more than ten
(10) days after FCFC has given IRA written notice that such payment was not paid when due, such payment shall bear interest at the rate of twelve percent (12%) per annum from the date such payment was due until the date such payment is paid.

     3. TERM. Unless this Agreement is sooner terminated as otherwise provided in this Agreement and except as otherwise provided herein, this Agreement initially shall be in effect for a period of one (1) year beginning on the date of this Agreement and ending on May 31, 1999. Thereafter, this Agreement shall automatically renew itself from year to year unless otherwise terminated as provided in this Agreement.

     4. PLACE OF SERVICES. It is understood that the Services and the other duties and obligations of FCFC under this Agreement will be rendered or performed primarily at IRA's office located at 4100 South Hulen, Fort Worth, Texas or at such other place or places mutually agreed upon by FCFC and IRA.

     5. TIME DEVOTED TO SERVICES; PERSONNEL. In the performance of the Services and the other duties and obligations of FCFC under this Agreement, the hours FCFC is required to work on any given day and the personnel provided by FCFC to perform such work will be within FCFC's control, and IRA will rely upon FCFC to devote such time and to provide such personnel as is reasonably necessary to fulfill the spirit and purpose of this Agreement. However, FCFC will coordinate with IRA on scheduling the performance of the Services and the other duties and obligations of FCFC under this Agreement, and the Services and such other duties and obligations will be performed at such times as are mutually agreeable to IRA and FCFC.

     6. PERSONNEL, MATERIALS, FACILITIES AND EQUIPMENT. FCFC shall furnish, at FCFC's own expense, all personnel, materials, facilities, equipment, supplies and other things necessary to carry out FCFC's obligations under this Agreement.

     7. EXPENSES OF FCFC. Except as otherwise provided in this Agreement, FCFC shall pay all of FCFC's own expenses in connection with the performance of the Services and of FCFC's other duties and obligations under this Agreement.




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

     8. INSURANCE. At all times during the term of this Agreement, IRA will obtain and maintain, at IRA's expense, a policy of general liability insurance in such amounts as may be mutually agreeable to IRA and FCFC. FCFC shall be named as an additional insured in each such policy.

     9. RELATIONSHIP OF THE PARTIES. The parties to this Agreement agree that FCFC is an independent corporation and that the relationship created by this Agreement is that of client and independent contractor. FCFC may perform services for itself and for others at the same time that FCFC is performing the Services for IRA pursuant to this Agreement. IRA may, during the term of this Agreement, engage employees and other independent contractors to perform other services on behalf of IRA.

     10. ASSIGNMENT. Neither FCFC nor IRA may assign this Agreement or any of FCFC's or IRA's rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that FCFC may, without IRA's consent, assign FCFC's rights and obligations under this Agreement to any affiliate of FCFC that assumes in writing the obligations of FCFC under this Agreement.

     11. EVENTS OF DEFAULT BY IRA. IRA shall be in default under this Agreement upon the occurrence of any of the following events or conditions, and the term "IRA EVENT OF DEFAULT" as used in this Agreement shall mean the occurrence of any one or more of the following events or conditions:

          (a) The failure or refusal of IRA to pay any Administration Fee when due and such failure or refusal continues for more than ten (10) days after FCFC has given IRA written notice thereof.

          (b) The failure or refusal of IRA to properly and timely perform, observe, and comply with any other covenant or agreement contained in this Agreement on the part of IRA to be performed, observed, or complied with and such failure or refusal continues for more than thirty (30) days after FCFC has given IRA written notice thereof.

          (c) Any statement, representation, or warranty made in this Agreement or in any writing required to be delivered by IRA to FCFC pursuant to this Agreement or any statement or representation made in any certificate or report delivered by IRA to FCFC pursuant to this Agreement is knowingly false or erroneous in any material respect at the time made.

     12. REMEDIES FOR IRA DEFAULT. If an IRA Event of Default shall occur and be continuing, at any time thereafter during the continuance of such IRA Event of Default, unless such IRA Event of Default shall have been remedied to the satisfaction of FCFC or waived in writing by FCFC, FCFC may, at its election, do any one or more of the following:



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

          (a)  Declare this Agreement terminated.

          (b) Discontinue all of the Services and other duties and obligations required by this Agreement to be performed by FCFC.

          (c) Exercise any and all rights afforded by the laws of the State of Texas or any other jurisdiction, or by this Agreement, or by law or equity, or otherwise.

          (d)  Enforce the specific performance of this Agreement.

     13. EVENTS OF DEFAULT BY FCFC. FCFC shall be in default under this Agreement upon the occurrence of any of the following events or conditions, and the term "FCFC EVENT OF DEFAULT" as used in this Agreement shall mean the occurrence of any one or more of the following events or conditions:

          (a) The failure or refusal of FCFC to properly and timely perform, observe, and comply with any covenant or agreement contained in this Agreement on the part of FCFC to be performed, observed, or complied with and such failure or refusal continues for more than thirty (30) days after IRA has given FCFC written notice thereof.

          (b) Any statement, representation, or warranty made in this Agreement or in any writing required to be delivered by FCFC to IRA pursuant to this Agreement or any statement or representation made in any certificate or report delivered by FCFC to IRA pursuant to this Agreement is knowingly false or erroneous in any material respect at the time made.

     14. REMEDIES FOR FCFC DEFAULT. If a FCFC Event of Default shall occur and be continuing, at any time thereafter during the continuance of such FCFC Event of Default, unless such FCFC Event of Default shall have been remedied to the satisfaction of IRA or waived in writing by IRA, IRA may, at its election, do any one or more of the following:

          (a) Declare this Agreement terminated, in which event IRA shall have no further obligations under this Agreement (including without limitation any obligation to pay any additional Administration Fees accruing after the date of termination).

          (b) Exercise any and all rights afforded by the laws of the State of Texas or any other jurisdiction, or by this Agreement, or by law or equity, or otherwise.

          (c)  Enforce the specific performance of this Agreement.

     15. CUMULATIVE RIGHTS. All rights available to FCFC or to IRA under this Agreement shall be cumulative of and in addition to all other rights granted to FCFC or IRA at law or in equity. Pursuit of any of the foregoing remedies shall not preclude pursuit of any other



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

remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any damages accruing to FCFC or to IRA by reason of the violation of any of the terms, provisions, or covenants contained in this Agreement. Forbearance by FCFC or IRA to enforce one or more of the remedies herein provided upon an IRA Event of Default or a FCFC Event of Default (collectively, "EVENTS OF DEFAULT," and individually, an "EVENT OF DEFAULT") shall not be deemed or construed to constitute a waiver of such Event of Default.

     16. TERMINATION. In addition to the other events and conditions set forth in this Agreement that may result in the termination of this Agreement, this Agreement shall be terminated upon the occurrence of any of the following events or conditions:

          (a)  The mutual agreement of the parties.

          (b) At the option of FCFC or IRA on any anniversary date of the date of this Agreement beginning with the first anniversary of the date of this Agreement, on written notice by one party to the other party given at least thirty (30) days prior to the effective date of termination.

          Upon the termination of this Agreement for any of the reasons set forth in this Agreement, FCFC shall cease to be obligated to perform the Services and the other duties and obligations of FCFC required by this Agreement, FCFC shall cease to have any rights or benefits under this Agreement except the right to receive any unpaid Administration Fees which have accrued to the effective date of termination, and IRA shall cease to have any further obligations or liabilities under this Agreement except the obligation to pay to FCFC any unpaid Administration Fees which have accrued to the effective date of termination.

     17. OWNERSHIP OF RECORDS; RETURN OF RECORDS AND EQUIPMENT ON TERMINATION. All records and books relating to IRA's business, whether prepared by FCFC or otherwise coming into FCFC's possession, shall be the property of IRA regardless of who actually prepared or purchased the original book or record. Upon the termination of this Agreement, FCFC shall make available to IRA at its main office all of IRA's books and records in FCFC's possession. FCFC, at FCFC's option, may retain copies of all of IRA's records that were prepared by FCFC in the performance of FCFC's duties and obligations under this Agreement. Upon the termination of this Agreement, IRA shall return to FCFC at its main office all of FCFC's equipment, furnishings, and supplies in IRA's possession, together with all other property belonging to or leased by FCFC or used in connection with FCFC's business which may be in IRA's possession.

     18. EFFECT OF TERMINATION ON LIABILITY. Unless otherwise expressly provided herein, termination of this Agreement shall not affect any liability of either party to the other which accrued prior to the effective date of such termination.




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

     19. INDEMNIFICATION BY IRA. IRA agrees to indemnify FCFC and hold FCFC harmless from and against all liabilities, losses, damages, claims, causes of action, and expenses connected therewith (including reasonable attorneys' fees) arising out of or resulting from the performance of IRA's duties and obligations under this Agreement that are caused directly or indirectly by, or as a result of, the negligent act or omission or willful misconduct of IRA or any of IRA's employees, officers, directors, agents, or representatives.

     20. INDEMNIFICATION BY FCFC. FCFC agrees to indemnify IRA and hold IRA harmless from and against all liabilities, losses, damages, claims, causes of action, and expenses connected therewith (including reasonable attorneys' fees) arising out of or resulting from the performance of FCFC's duties and obligations under this Agreement that are caused directly or indirectly by, or as a result of, the negligent act or omission or willful misconduct of FCFC or any of FCFC's employees, officers, directors, agents, or representatives.

     21. CLAIM FOR INDEMNITY. In the event either party hereto receives notice of a claim or demand which results or may result in indemnification pursuant to
SECTION 19 or SECTION 20, such party shall immediately give notice thereof to the other party to this Agreement. The party receiving such notice shall immediately take such measures as may be reasonably required to properly and effectively defend such claim, and may defend same with counsel of its own choosing. In the event the party receiving such notice fails to properly and effectively defend such claim, and in the event such party is liable therefor, then the party so giving such notice may defend such claim at the expense of the party receiving such notice.

     22. ATTORNEYS' FEES. If any party defaults in the performance of any term, covenant, or condition contained in this Agreement on the part of such party to be performed and the non-defaulting party places the enforcement of this Agreement, or any part thereof, or the exercise of any rights under this Agreement in the hands of an attorney, or files suit upon the same, the defaulting party agrees to pay to the non-defaulting party all costs of suit and all costs of enforcement of the non-defaulting party's rights hereunder, including reasonable attorneys' fees.

     23. WAIVERS. No waiver by any party of any Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default. No delay or omission by any party in exercising any right under this Agreement shall impair such right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof, or the exercise of any other right under this Agreement or otherwise. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making it.



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

     24. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between FCFC and IRA with respect to the subject matter hereof, and there are no other covenants, agreements, promises, terms, provisions, conditions, undertakings, or understandings, either oral or written, between them concerning the subject matter of this Agreement other than those set forth herein. No subsequent alteration, amendment, change, deletion, or addition to this Agreement shall be binding upon FCFC or IRA unless in writing and signed by both FCFC and IRA.

     25. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding on FCFC and IRA and their respective successors and permitted assigns.

     26. NO PARTNERSHIP. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between FCFC and IRA.

     27. NOTICES. Any notice, approval, waiver, objection, or other communication (for convenience, "notice") required or permitted to be given hereunder or given in regard to this Agreement by one party to the other shall be in writing and the same shall be given and be deemed to have been served and given (except when by the terms of this Agreement actual notice is required)
(a) if hand delivered, when delivered in person to the address set forth hereinafter for the party to whom notice is given, or (b) if mailed (except where actual receipt is specified by this Agreement), when placed in the United States mail, postage prepaid, by certified mail, return receipt requested, addressed to the party at the address hereinafter specified. Any party may change its address for notices by notice theretofore given in accordance with this section and shall be deemed effective when actually received by the other party. The addresses of the parties are as follows:

          FCFC:          First Command Financial Corporation
                         4100 South Hulen
                         Fort Worth, Texas 76109
                         Attention:  Chief Executive Officer

          IRA:           Independent Research Agency for Life Insurance, Inc.
                         P. O. Box 2387
                         Fort Worth, Texas 76113
                         Attention:  Chief Financial Officer

     28. GOVERNING LAW. This Agreement is being executed and delivered, and is intended to be performed, in the State of Texas, and the laws of the State of Texas and of the United States shall govern the rights and duties of the parties hereto and the validity, construction, enforcement, and interpretation of this Agreement. All obligations of the parties created by this Agreement shall be performed in Tarrant County, Texas. The parties to this Agreement hereby




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

consent that venue of any action brought under this Agreement shall be in Tarrant County, Texas.

     29. HEADINGS. The headings, captions, and numbering system used in this Agreement are intended only as a matter of convenience and may under no circumstances be considered in interpreting the provisions of this Agreement.

     30. AGREEMENT TO EXECUTE DOCUMENTS. In connection with this Agreement, as well as with all transactions contemplated by this Agreement, each of the parties hereto agrees to execute and deliver any and all documents and instruments, and to perform such additional acts, as may be necessary or appropriate to effectuate, carry out, and perform all of the terms, provisions, and conditions of this Agreement.

     31. COUNTERPARTS. This Agreement has been executed in a number of identical counterparts, each of which constitutes an original and all of which constitute, collectively, one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     32. SEVERABILITY. If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be enforced to the fullest extent permitted by applicable law.

     Executed to be effective for all purposes as of the date first above written.

                                   FCFC:

                                   FIRST COMMAND FINANCIAL
                                   CORPORATION


                                   By: /s/ Lamar C. Smith
                                      ----------------------------------------
                                        Name: Lamar C. Smith
                                             ---------------------------------
                                        Title: Chief Executive Officer
                                              --------------------------------




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

                                   IRA:

                                   INDEPENDENT RESEARCH AGENCY
                                   FOR LIFE INSURANCE, INC.


                                   By: /s/ Martin R. Durbin
                                      ----------------------------------------
                                        Name: Martin R. Durbin
                                             ---------------------------------
                                        Title: Chief Financial Officer
                                              --------------------------------




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